Exhibit 99.2

FAIR OUTDOOR, LLC
(a Florida Limited Liability Company)

Unaudited Financial Statements

For the Six Months Ended June 30, 2015

FAIR OUTDOOR, LLC
(a Florida Limited Liability Company)

Balance Sheets
Unaudited

ASSETS

	June 30,	December 31,
	2015	2014

Current Assets:
Cash	$49,410	$12,495
Restricted cash	25,000	10,000
Accounts receivable	23,198	29,321
Accounts receivable, related party	-	21,000
Prepaid expense	-	645

Total Current Assets	97,608	73,461

Property and Equipment:
Stuctures and displays	413,224	413,224
Accumulated depreciation	(29,844)	(16,070)

Total Property and Equipment, net	383,380	397,154

Total Assets	$480,988	$470,615

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
Accounts payable	$9,875	$4,603
Deferred revenue	23,478	11,114
Current portion of note payable, member	55,700	53,923

Total Current Liabilities	89,053	69,640

Long-term debt, member	316,303	344,605

Total Liabilities	405,356	414,245

Members' Equity	75,632	56,370

Total Liabilities and Members' Equity	$480,988	$470,615

See accompanying notes to the unaudited financial statements

FAIR OUTDOOR, LLC
(a Florida Limited Liability Company)

Statements of Income and Members' Equity
Unaudited

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenues:
Billboard rentals	$78,139	$25,654	$170,284	$25,654

Costs and Expenses:
Ground rents	27,759	-	71,834	-
Depreciation	6,887	2,296	13,774	2,296
Repairs and maintenance	-	-	-	4,896
General and administrative	1,414	469	2,193	608

Total Costs and Expenses	36,060	2,765	87,801	7,800

Net Income from Operations	42,079	22,889	82,483	17,854

Other Income (Expense):
Interest expense	(6,816)	-	(13,221)	-

Net Income	35,263	22,889	69,262	17,854

Members' Equity,
Beginning of Period	90,369	-	56,370	-
Distributions to members	(50,000)	-	(50,000)	-

Members' Equity, End of Period	$75,632	$22,889	$75,632	$17,854

See accompanying notes to the unaudited financial statements

FAIR OUTDOOR, LLC
(a Florida Limited Liability Company)

Statement of Cash Flows
Unaudited

	For the Six Months Ended
	June 30,
	2015	2014

Cash Flows from Operating Activities:
Net Income	$69,262	$17,854
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	13,774	2,296
Changes in operating assets and liabilities:
Accounts receivable	27,123	(40,000)
Prepaid expense	645	(1,257)
Accounts payable	5,272	-
Deferred revenue	12,364	14,346

Net Cash Provided (Used) in Operating Activities	128,440	(6,761)

Cash Flows from Investing Activities:
Transfers to restricted cash	(15,000)	-

Net Cash Used in Investing Activities	(15,000)	-

Cash Flows from Financing Activities:
Advances from member	-	6,761
Repayments on note payable, member	(26,525)	-
Distributions to members	(50,000)	-

Net Cash (Used) Provided in Financing Activities	(76,525)	6,761

Net Increase in Cash	36,915	-

Cash, Beginning of Period	12,495	-

Cash, End of Period	$49,410	$-

Interest Paid in Cash	$13,221	$-

Income Taxes Paid in Cash	$-	$-

See accompanying notes to the unaudited financial statements

FAIR OUTDOOR, LLC
(a Florida Limited Liability Company)

Statement of Cash Flows (Continued)

Schedules of Non-cash Financing Activities
Unaudited

	For the Six Months Ended
	June 30,
	2015	2014

Loan from member for purchase of structures and displays	$-	$413,224

See accompanying notes to the unaudited financial statements

FAIR OUTDOOR, LLC
(a Florida Limited Liability Company)

Notes to Unaudited Financial Statements

For the Six Months Ended June 30, 2015

NOTE 1. ORGANIZATION AND BACKGROUND

The accompanying unaudited interim financial statements have been prepared in connection with Fair Outdoor LLC's sale of outdoor advertising assets to Link Media Florida, LLC ("LMF"), a wholly-owned subsidiary of Boston Omaha Corporation, and to comply with the rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion by Boston Omaha Corporation in its current report on Form 8-K/A.

Fair Outdoor, LLC, ("the Company") was organized on September 12, 2013 and began operations on February 10. 2014.  The Company's operations include the ownership and leasing of billboards located on the Florida State Fairgrounds.

For the six months ended June 30, 2015, 66% of the Company's gross revenue was generated from three advertisers.  Revenue from an advertiser related to one of the Company's members was $1,714 and represented 1% of revenues.

The accompanying unaudited interim financial statements of Fair Outdoor, LLC have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2014 included elsewhere in this Form 8-K/A.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the interim financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the year ended December 31, 2014 included elsewhere in this Form 8-K/A have been omitted.

NOTE 2. LONG-TERM DEBT

As of June 30, 2015, long-term debt consists of an installment note payable to a member, bearing interest at 6.5% per annum.  The note is payable in monthly installments of $6,520, is unsecured and due March, 2021.

As of June 30, 2015 long-term debt is as follows:

	June 30,	December 31,
	2015	2014

Note payable	$372,003	$398,528
Less current portion	(55,700)	(53,923)

Long-term debt	$316,303	$344,605

NOTE 2. LONG-TERM DEBT (Continued)

Maturities of long-term debt are as follows:

June 30, 2016	$55,700
June 30, 2017	59,430
June 30, 2018	63,410
June 30, 2019	67,657
June 30, 2020	72,188
Thereafter	53,618

$372,003

NOTE 3. FUTURE MINIMUM LEASE PAYMENTS

The Company's lease for its billboard location has a fifteen year term expiring on September 1, 2028.  Monthly lease payments are based upon 50% of net revenue from the billboards.  Net revenue is defined in the lease operating agreement as the excess of revenue after the deduction of certain expenses and a replacement reserve contribution from gross revenue.  Deductions from gross revenue consist of advertising agency commissions, limited to 15% of monthly gross revenue, maintenance, insurance, and a $5,000 contribution to the LED replacement reserve.  Costs in excess of monthly revenue may be deducted from revenue of later months.

Commencing on October 1, 2014, a minimum lease payment of $2,500 per month is due to the lessor, regardless of whether the sign's net revenues support such payment.  Contingent rents for the three months and six months ended June 30, 2015 were $56,834 and $20,259, respectively.

Future minimum lease payments are as follows:

2016	$30,000
2017	30,000
2018	30,000
2019	30,000
2020	30,000
Thereafter	245,000

$395,000

NOTE 4. RELATED PARTIES

As of June 30, 2015, the Company had generated $1,714 in revenues and $2,786 in deferred revenues from an advertising agency related to one of the Company's members.  At June 30, 2015, the balance of accounts receivable from the related party was zero.

During May 2015, the Company made distributions to its members in the amount of $50,000.

NOTE 5. SUBSEQUENT EVENTS

On July 1, 2015, the Company executed an operating lease agreement with the FSFA for a second billboard location.  The agreement expires on July 2, 2030 and is essentially the same as the agreement entered into during September, 2013.  The minimum monthly payment provision commences on February 1, 2016 in the amount of $1,200 per month.

On July 23, 2015, the Company sold its two digital billboard displays and related personal property to Link Media Florida, LLC for a gross sales price of $2,000,000.  Adjustments to the gross sales price were $54,939, resulting in a cash sales price of $1,945,061.

During July 2015, the Company made distributions to its members in the amount of $36,426.